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Exhibit 10.4

ASSET SERVICING AGREEMENT

        THIS ASSET SERVICING AGREEMENT (this "Agreement"), dated as of [    ], 2004, is made by and between GKK Manager LLC a Delaware limited liability company (the "Manager"), and SLG Gramercy Services LLC, a Delaware limited liability company ("Servicer").

        WHEREAS, Manager provides management services to Gramercy Capital Corp. (the "Parent"), Gramercy Capital OP LP, a Maryland limited partnership (the "Operating Partnership" and collectively with the Parent, the "Company") pursuant to that certain Management Agreement, dated as of the date hereof (the "Management Agreement"), by and among the Company and the Manager;

        WHEREAS, Manager desires to engage Servicer to manage and service certain assets of the Company; and

        WHEREAS, Servicer is willing to perform the services described herein on the terms and conditions hereinafter set forth;

AGREEMENT

        NOW THEREFORE, in consideration of the mutual agreements herein set forth and intending to be legally bound, the parties hereto agree as follow:

        1.    Services.

        Servicer agrees to provide the following asset management services (the "Services") to the Manager upon request with respect to the Serviced Assets (as defined in Section 3):

          (i)    reviewing loan files of the Serviced Assets to: (A) assess the Company's rights in and to collateral securing the subject loans, including bank accounts, letters of credit and funds held in escrow; and (B) identify guarantees, other credit support and additional sources of equity, if any;

          (ii)   conducting due diligence with respect to the Serviced Assets with an emphasis on exit strategies and exploring, developing and implementing strategic opportunities and plans to restructure debt and equity positions;

          (iii)  reviewing current operating statements of profit and loss and past and current rent rolls to assess operating and financial performance and the impact of existing and potential financial and operational issues relating to the collateral for the Serviced Assets;

          (iv)  recommending short- and long-term strategic alternatives for the management and disposition of the Serviced Assets based on the relevant market and market trends;

          (v)   overseeing rehabilitation projects and assessing whether new appraisals or environmental assessment or physical needs reports are necessary with respect to the collateral for the Serviced Assets;

          (vi)  formulating appropriate courses of action and conducting negotiations among all concerned parties regarding the workout of Serviced Assets;

          (vii) structuring workout proposals and preparing analyses indicating the viability thereof;

          (viii) evaluating liquidity concerns and capital adequacy and reserve requirements and performing liquidity analyses of properties and ownership entities with respect to the collateral for the Serviced Assets;

          (ix)  preparing and delivering such reports relating to the Serviced Assets as Manager shall reasonably request; and

          (x)   performing such other services as may be required from time to time for management and other activities relating to the Serviced Assets as the Manager shall reasonably request.

        2.    Term.    This Agreement shall remain in full force and effect throughout the term of the Management Agreement as extended in accordance therewith and terminate simultaneously with the expiration or earlier termination of the Management Agreement, except that Servicer may terminate this Agreement at any time on 60 days notice to Manager.

        3.    Fees.

        Servicer shall receive fees for services rendered under this Agreement equal to 0.15% per annum of the Book Value of each Serviced Asset. "Book Value" means the book value of a Serviced Asset as reflected in the Company's most recent financial statements. "Serviced Assets" means the fixed income investments of the Company, other than (i) any securities which are rated investment grade by a nationally recognized rating agency, unless the investment grade bonds have a first-loss position; (ii) securities (whether or not rated) issued by any corporation which are not secured by any pledge of collateral; or (iii) any securities issued by the U.S. government or other temporary investments, such as commercial paper or money market investments, made by the Company. The fee shall be calculated and paid monthly on or before the fifth day following each month end. Manager shall be directly obligated to pay accrued fees hereunder, whether or not reimbursed by the Company for such fees as contemplated by the Management Agreement.

        4.    Confidentiality.

          (a)   Servicer shall keep confidential any nonpublic information obtained relating to the Serviced Assets and its performance of the Services and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except as permitted or contemplated by the Management Agreement. The provisions of this Section 4(a) shall survive the expiration or earlier termination of this Agreement.

          (b)   Promptly after the expiration or earlier termination of this Agreement, Servicer shall return to Manager all confidential and proprietary information provided to or obtained by Servicer pursuant to or in connection with this Agreement and the performance of the Services hereunder, including all copies and extracts thereof in whatever form, in its possession or under its control.

        5.    Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and mailed, faxed or delivered by hand or courier service:

          (a)   If to Manager, to:

      GKK Manager LLC
      c/o SLG Realty Corp.
      420 Lexington Avenue
      New York, New York 10170
      Attention: General Counsel
      Facsimile: (212) 216-1785

          (b)   If to Servicer, to:

      SLG Management Services LLC
      c/o SLG Realty Corp.
      420 Lexington Avenue
      New York, New York 10170
      Attention: President and General Counsel
      Facsimile: (212) 216-1785

        6.    Cooperation; Further Assistance.    Each party hereto shall cooperate with and provide assistance to the other parties consistent with the terms and conditions hereof to enable (a) the full performance of all obligations hereunder, and (b) the review and audit of books and records as they relate to the provision of the Services; such cooperation and assistance to include, without limitation, providing the other parties and their respective representatives and agents (including, without limitation, outside auditors) with reasonable access, during normal business hours and upon reasonable advance notice, to its employees, representatives and agents and its books, records, offices and properties relating to the Services.

        7.    Entire Agreement.    Except for the applicable provisions of the Management Agreement, this Agreement shall constitute the entire agreement among the parties relating to the subject matter hereof and shall supersede all other prior or contemporary agreements, understandings, negotiations and discussions whether oral or written.

        8.    Amendment and Modification; Assignment.    Neither this Agreement nor any of the terms or provisions hereof may be changed, supplemented, waived, modified or assigned except by a written instrument executed by the parties hereto (or in the case of a waiver, by the party granting such waiver); provided, however, Manager may assign this Agreement to any affiliate to whom Manager assigns the Management Agreement (pursuant to the terms thereof).

        9.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which may be signed by any of the parties hereto, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        10.    Governing Law.    This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York.

        11.    Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of hereof and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        12.    Definitions and Interpretation.

          (a)    Defined Terms.    Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Management Agreement.

          (b)    Singular and Plural Forms.    The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form, as in each case the context may require.

        IN WITNESS WHEREOF, the parties to hereto have duly executed this Agreement as of the day and year first written above.

GKK MANAGER LLC

By:
Name: Title:

SLG GRAMERCY SERVICES LLC

By:
Name: Title:

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ASSET SERVICING AGREEMENT